UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) June 8, 2007
LANDSTAR SYSTEM, INC.
(Exact name of registrant as specified in its charter)

Delaware	021238	06-1313069
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
13410 Sutton Park Drive South, Jacksonville, Florida
(Address of principal executive offices)
32224
(Zip Code)
(904) 398-9400
(Registrant’s telephone number, including area code)
N/A
(Former name, former address and former fiscal year, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement
SIGNATURES
EX-99.1: LETTER AGREEMENT

     Item 5.02 (e) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On June 8, 2007, Landstar System, Inc. (the “Company”) entered into a letter agreement (the “Letter Agreement”) with Henry H. Gerkens, its Chief Executive Officer, increasing Mr. Gerkens’ base salary to an annual rate of $500,000 effective as of June 1, 2007, and further amending and restating the letter agreement entered into by the Company and Mr. Gerkens on April 27, 2004.
     In addition, the Letter Agreement provides that in the event the Company terminates Mr. Gerkens’ employment prior to the Company’s 2009 annual meeting of stockholders other than for cause or disability, or Mr. Gerkens terminates his employment for good reason, in each case at any time that Mr. Gerkens’ rights to receive severance are not governed by his Key Executive Employment Protection Agreement, (i) the Company shall pay Mr. Gerkens a lump sum severance benefit equal to two times the sum of his annual base salary and the annual bonus that would have been payable to him for the relevant period under the Company’s Executive Incentive Compensation Plan, (ii) Mr. Gerkens shall be entitled to continue to receive certain other benefits described in the Letter Agreement and (iii) the 50,000 stock options granted to Mr. Gerkens in connection with his appointment as Chief Executive Officer in 2004 shall immediately vest. In the event Mr. Gerkens’ employment with the Company ends due to his death or disability, he shall be entitled to receive a pro rata portion of the annual bonus that would have been payable to him for the relevant period under the Company’s Executive Incentive Compensation Plan.
     Under the Letter Agreement, Mr. Gerkens has agreed that in the event his service as Chief Executive Officer ends after the Company’s 2009 annual meeting of stockholders for any reason other than (i) a termination as a result of which he is entitled to receive severance benefits under either his Key Executive Employment Protection Agreement or the Letter Agreement, (ii) a termination for cause or (iii) his death, he shall provide the Company with certain consulting and advisory services during the two-year period following the end of his employment, for which he will be paid a salary at an annual rate of $150,000 and be entitled to continue to receive certain other benefits described in the Letter Agreement.
     The Letter Agreement also provides that Mr. Gerkens will work exclusively for the Company while in its employment and not compete with the Company or solicit or hire any of its employees for a two-year period following the end of his employment as Chief Executive Officer for any reason.
     Should Mr. Gerkens be reelected to the Board in 2009, the Letter Agreement will be deemed automatically extended for the duration of his concurrent service as Chief Executive Officer and Board member.
     This summary of the Letter Agreement is not intended to be complete and is qualified in its entirety by the Letter Agreement, a copy of which is attached hereto as Exhibit 99.1.

Exhibit Number	Description of Exhibit

99.1	Letter Agreement, dated June 8, 2007, between Landstar System, Inc. and Henry H. Gerkens.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

LANDSTAR SYSTEM, INC.
Date: June 8, 2007	/s/ James B. Gattoni
James B. Gattoni
Vice President and Chief Financial Officer